UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 16, 2007, DreamWorks Animation SKG, Inc. (the “Company”) entered into a repurchase agreement (the “Repurchase Agreement”) with David Geffen. Pursuant to the Repurchase Agreement, the Company has agreed to repurchase an aggregate of 357,000 shares (the “Shares”) of the Company’s Class A Common Stock held by Mr. Geffen. The Shares will be repurchased at a price of $28.413 per share, or an aggregate purchase price of $10,143,441.00. Under the terms of the Repurchase Agreement, the repurchase of these shares will be completed on November 21, 2007.

The foregoing description of the Repurchase Agreement is qualified in its entirety by reference to the Repurchase Agreement, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Repurchase Agreement dated as of November 16, 2007 by and between the Company and David Geffen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: November 19, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Repurchase Agreement dated as of November 16, 2007 by and between the Company and David Geffen.

4